                                                                    Exhibit 4.6


THIS DEED OF TRUST IS JUNIOR TO A DEED OF TRUST FOR THE BENEFIT OF FLEET CAPITAL CORPORATION, AS AGENT, FILED WITH THE CLERK OF THE COUNTY COMMISSION OF HANCOCK COUNTY, WEST VIRGINIA IN BOOK ___, AT PAGE ___, UNTIL SUCH DEED OF TRUST IS RELEASED. THE RIGHTS OF THE TRUSTEE AND THE BENEFICIARIES OF THIS DEED OF TRUST ARE SUBJECT TO THE RIGHTS OF THE FIRST BENEFICIARY UNDER THE FIRST LIEN INTERCREDITOR AGREEMENT REFERRED TO BELOW TO THE EXTENT THEN IN EFFECT.


                              FORM OF DEED OF TRUST


         THIS DEED OF TRUST ("DEED OF TRUST"), made as of _____________ ___, 2002, is made and executed by WEIRTON STEEL CORPORATION, a Delaware corporation ("GRANTOR"), having its principal offices at 400 Three Springs Drive, Weirton, West Virginia 26062, to Joyce Ofsa, being a resident of _______ County, West Virginia, as Trustee ("TRUSTEE"), having an address of Spillman Center, 300 Kanawha Boulevard, East, P.O. Box 273, Charleston, West Virginia 15301-0273, for the benefit of (i) J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association ("J.P. MORGAN"), as trustee under the Notes Indenture (as hereinafter defined) ("NOTES BENEFICIARY"), having an address of ______________________ and (ii) the CITY OF WEIRTON, WEST VIRGINIA, a municipal corporation duly organized and existing under the Constitution and laws of the State of West Virginia ("BOND ISSUER"), having an address of 200 Municipal Plaza, Weirton, West Virginia 26062 (the Bond Issuer or any other holder of the Bond Issuer's interest in this Deed of Trust including, without limitation, the Bond Trustee (as hereinafter defined), shall sometimes hereinafter be referred to as the "BOND BENEFICIARY"; the Notes Beneficiary and the Bond Beneficiary are hereinafter sometimes collectively referred to as the "BENEFICIARIES" and individually referred to as a "BENEFICIARY").


                                    RECITALS

         WHEREAS, Grantor is the owner of the fee simple interest in the Land (as hereinafter defined); and

         WHEREAS, in connection with the Grantor's issuance of its 10% Senior Secured Notes Due 2008 in the original aggregate principal amount of $___________ (the "NOTES"), Grantor and Notes Beneficiary executed that certain Indenture, dated as of even date herewith (the "NOTES INDENTURE"); and

         WHEREAS, the Bond Issuer has entered into an Indenture of Trust, dated as of even date herewith (the "BOND INDENTURE"), with J.P. Morgan, as trustee (the "BOND TRUSTEE") for the purpose of issuing and securing the Bond Issuer's Secured Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 2002 in the original aggregate principal amount of $___________ (the "BONDS"); and

         WHEREAS, contemporaneously with the execution of the Bond Indenture, the Bond Issuer and Grantor have entered into that certain Agreement, dated as of even date herewith (the "BOND LOAN AGREEMENT"), whereby the Bond Issuer has agreed to make a loan to Grantor in the original principal amount of $____________ from the proceeds of the issuance or exchange of the Bonds (the "BOND LOAN"); and

         WHEREAS, Fleet Capital Corporation, a Rhode Island corporation, as agent for various co-lenders ("First Beneficiary") and J.P. Morgan, in its capacity as collateral agent (the "COLLATERAL AGENT") under the Second Lien Intercreditor Agreement (as hereinafter defined), Notes Beneficiary, and Bond Beneficiary have entered into that certain Intercreditor Agreement, dated of even date herewith (as amended from time to time, the "FIRST LIEN INTERCREDITOR AGREEMENT"), that, among other things, governs the relative rights, responsibilities and obligations among First Beneficiary, Collateral Agent, and each Beneficiary, with respect to, among other things, the Property (as hereinafter defined); and

         WHEREAS, Notes Beneficiary, Bond Beneficiary and Collateral Agent have entered into that certain Collateral Agency and Second Lien Intercreditor Agreement, dated of even date herewith (as amended from time to time, the "SECOND LIEN INTERCREDITOR AGREEMENT"), that, among other things, governs the relative rights, responsibilities and obligations between Notes Beneficiary and Bond Beneficiary with respect to, among other things, the Property; and

         WHEREAS, the Grantor desires to execute and deliver this Deed of Trust to Trustee as additional security for the faithful and timely performance of the obligations of Grantor under the Notes Indenture and the Bond Loan Agreement (the Notes Indenture and the Bond Loan Agreement are hereinafter sometimes collectively referred to as the "LOAN AGREEMENTS").

                                GRANTING CLAUSES

To secure (i) the payment of amounts owing under the Notes (the "NOTES DEBT") and the performance and observance of all covenants and conditions contained in this Deed of Trust, the Notes Indenture and any other documents and instruments now or hereafter executed by Grantor to evidence, secure or guarantee the payment of all or any portion of the Notes Debt under the Notes Indenture or this Deed of Trust, and any and all renewals, extensions, amendments and replacements of this Deed of Trust, the Notes Indenture and any such other documents and instruments (the Notes, the Notes Indenture, this Deed of Trust and any other documents and instruments now or hereafter executed and delivered in connection with the Notes, the Notes Indenture and any and all amendments, renewals, extensions and replacements hereof and thereof, being sometimes referred to collectively as the "NOTES INSTRUMENTS"), and (ii) the payment of amounts owing under the Bond Loan Agreement and the performance and observance of all covenants and conditions contained in this Deed of Trust, the Bond Loan Agreement and any other documents and instruments now or hereafter executed by Grantor to evidence, secure or guarantee the payment of all or any portion of the Bond Loan under the Bond Loan Agreement or this Deed of Trust, and any and all renewals, extensions, amendments and replacements of this Deed of Trust, the Bond Loan Agreement and any such other documents and instruments (the Bond Loan Agreement, this Deed of Trust and any other documents and instruments now or hereafter executed and delivered in connection with the Bond Loan, the Bond Loan Agreement and any and all amendments, renewals, extensions and replacements hereof and thereof, being sometimes referred to collectively as the "BOND INSTRUMENTS"; the Notes Instruments and the Bond Instruments are hereinafter sometimes collectively referred to as the "DEBT INSTRUMENTS") (the Notes Debt, Bond Loan and all other liabilities secured hereby being hereinafter sometimes collectively referred to as "BORROWER'S LIABILITIES"), and in consideration of the indebtedness and trusts hereinafter set forth and of the sum of $10, Grantor does hereby assign, grant and convey unto Trustee, in trust with the power of sale, the following described property and, with respect to that portion of the following described property which is personal property, unto Trustee and Beneficiaries, subject to the terms and conditions herein:

                  (A) The land located in Hancock County, West Virginia, legally described in attached EXHIBIT A ("LAND");

                  (B) All the buildings, structures, improvements and fixtures of every kind or nature now or hereafter situated on the Land and all machinery, appliances, equipment, furniture and all other personal property of every kind or nature now or hereafter owned by Grantor which constitute fixtures with respect to the Land or any of the buildings, structures or improvements thereon, together with all extensions, additions, improvements, substitutions and replacements of the foregoing ("IMPROVEMENTS");

                  (C) All easements, tenements, rights-of-way, vaults, gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers and appurtenances in any way belonging, relating or appertaining to any of the Land or Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired ("APPURTENANCES");

                  (D) (i) All judgments, insurance proceeds, awards of damages and settlements which may result from any damage to all or any portion of the Land, Improvements or Appurtenances or any part thereof or to any rights appurtenant thereto;

                      (ii) All compensation, awards, damages, claims, rights of action and proceeds of or on account of (a) any damage or taking, pursuant to the power of eminent domain, of the Land, Improvements, or Appurtenances or any part thereof, (b) damage to all or any portion of the Land, Improvements or Appurtenances by reason of the taking, pursuant to the power of eminent domain, of all or any portion of the Land, Improvements, Appurtenances or of other property, or (c) the alteration of the grade of any street or highway on or about the Land, Improvements, Appurtenances or any part thereof; and, except as otherwise provided herein and subject to the rights of the First Beneficiary, Beneficiaries are hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor and, except as otherwise provided herein, to apply the same toward payment of the Borrower's Liabilities in accordance with the Second Lien Intercreditor Agreement to the extent then in effect; and

                      (iii) All proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Land, Improvements or Appurtenances;

                  (E) All rents, issues, profits, income and other benefits now or hereafter arising from or in respect of the Land, Improvements or Appurtenances (the "RENTS"); it being intended that this Granting Clause shall constitute an absolute and present assignment of the Rents, subject, however, to the revocable license given to Grantor to collect and use the Rents as provided in this Deed of Trust;

                  (F) Any and all leases, licenses and other occupancy agreements now or hereafter affecting the Land, Improvements or Appurtenances, together with all security therefor and guaranties thereof and all monies payable thereunder, and all books and records owned by Grantor which contain evidence of payments made under the leases, licenses or other occupancy agreements and all security given therefor (collectively, the "LEASES"), subject, however, to the revocable license given in this Deed of Trust to Grantor to collect the Rents arising under the Leases as provided in this Deed of Trust;

                  (G) Any and all after-acquired right, title or interest of Grantor in and to any of the property described in the preceding Granting Clauses; and

                  (H) The proceeds from the sale, transfer, pledge or other disposition of any or all of the property described in the preceding Granting Clauses;

                  All of the property described in the Granting Clauses is sometimes referred to collectively as the "PROPERTY." The Rents and Leases are pledged on a parity with the Land and Improvements and not secondarily. Notwithstanding anything to the contrary contained herein, in no event shall the Property include, nor shall Grantor be deemed to have granted, assigned or conveyed any interest hereunder in, any of the following: (i) the assets described on Exhibit B attached hereto, and (ii) the Project Assets or any property arising from, or as a result of the disposition of, any of the Project Assets. As used herein, "PROJECT ASSETS" shall mean all of the pollution control equipment (as equipment is defined in the Uniform Commercial Code of the State of West Virginia ("UCC")) and fixtures (as defined in the UCC) located at Grantor's Weirton, West Virginia steel making facility, the purchase and/or installation of which were financed or refinanced with the proceeds of the City of Weirton, West Virginia's Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 1989 issued by the City of Weirton, West Virginia.

                  TO HAVE AND TO HOLD the Property unto Trustee and its successors in trust forever.

                  IN TRUST NEVERTHELESS, to secure payment of Borrower's Liabilities.


                              COVENANTS OF GRANTOR

                  Grantor covenants and agrees with Beneficiaries as follows:

         1.1 PERFORMANCE UNDER DEBT INSTRUMENTS. Grantor shall pay the Notes Debt and Bond Loan when due under the terms of the applicable Debt Instruments and shall perform, observe and comply with or cause to be performed, observed and complied with, in a complete and timely manner, all of the provisions hereof.

         1.2 GENERAL COVENANTS AND REPRESENTATIONS. Grantor covenants, represents and warrants that as of the date hereof and at all times thereafter during the term hereof: (a) Grantor is seized of an indefeasible estate in fee simple in that portion of the Property which is real property, and has good and absolute title to it and the balance of the Property free and clear of all liens, security interests, charges and encumbrances whatsoever, except for (i) the First Deed of Trust (as hereinafter defined), (ii) Collateral Permitted Liens (as such term is defined in the Notes Indenture until the full repayment of the Notes and the release of the Notes Beneficiary's interest in this Deed of Trust, and thereafter, as defined in the Bond Loan Agreement), and (iii) Permitted Encumbrances (as hereinafter defined) (such liens, security interests, charges and encumbrances described in subsections (i) through (iii) above being hereinafter referred collectively to as the "AUTHORIZED LIENS"); this Deed of Trust creates valid, enforceable second priority liens against the Property constituting real property subject only to (y) those liens, security interests, charges and encumbrances set forth on [SCHEDULE B], of the loan policy of title insurance delivered to the Beneficiaries insuring the lien of this Deed of Trust, and (z) those liens, security interests, charges and encumbrances expressly permitted or consented to by the Beneficiaries, including, without limitation, the liens referred to in Section 4.12 hereof (such liens, security interests, charges and encumbrances described in subsections (y) and (z) above being hereinafter referred collectively to as the "PERMITTED ENCUMBRANCES"), which Permitted Encumbrances shall include the licenses, covenants, restrictions, easements and rights of way granted from time to time by Grantor for utilities, pipelines, egress and ingress servicing or benefiting the Property and/or other property owned, leased or occupied by Grantor, any affiliate of Grantor, or any successor or assignee of Grantor or any affiliate of Grantor, under that certain Master Declaration of Easements, Covenants and Restrictions for Weirton, West Virginia Plant Site dated as of October 25, 2001 as recorded with the Clerk of the County Commission of Hancock County, West Virginia (the "CLERK'S OFFICE") in Lease Book 36, at Page 633, as amended under that certain First Amendment to Master Declaration of Easements, Covenants and Restrictions for Weirton, West Virginia Plant Site dated as of October 26, 2001 and recorded in the Clerk's Office in Lease Book 36, at Page 685, and as further amended under that certain Second Amendment to Master Declaration of Easements, Covenants and Restrictions for Weirton, West Virginia Plant Site dated as of ________, 2002 and recorded in the Clerk's Office in Lease Book ___, at Page
___; and (b) Grantor will maintain and preserve the lien of this Deed of Trust as a second priority lien on the Property, subject only to the Permitted Encumbrances, until Borrower's Liabilities have been paid in full and all obligations of Grantor under the Debt Instruments have been fully satisfied.

         1.3 COMPLIANCE WITH LAWS AND OTHER RESTRICTIONS. Grantor covenants and represents that the Land and the Improvements and the use thereof presently comply with, and, to the extent required by the Debt Instruments, will continue to comply with, all applicable restrictive covenants, zoning and subdivision ordinances and building codes, licenses, health and environmental laws and regulations and all other applicable laws, ordinances, rules and regulations.

         1.4 TAXES AND ASSESSMENTS. Grantor shall pay promptly when due all taxes, assessments, rates, dues, charges, fees, levies, fines, impositions, liabilities, obligations, liens and encumbrances of every kind and nature whatsoever now or hereafter imposed, levied or assessed upon or against the Property or any part thereof, or upon or against this Deed of Trust or Borrower's Liabilities; provided, however, that Grantor may in good faith contest the validity, applicability or amount of any tax, assessment or other charge by appropriate legal proceedings, provided that (i) the Property is not in danger of being sold or forfeited during the pendency of such contest, and
(ii) Grantor has maintained reasonable reserves on its books for the payment of any such contested tax, assessment or other charge..

         1.5 MECHANIC'S AND OTHER LIENS. Grantor shall not permit or suffer any mechanic's, laborer's, materialman's, statutory or other lien or encumbrance (other than Authorized Liens and any lien for taxes and assessments not yet due) to be created upon or against the Property; provided, however, that Grantor may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted lien.

         1.6 INSURANCE AND CONDEMNATION.

                  1.6.1 INSURANCE POLICIES. Grantor shall, at its sole expense and in accordance with past practice, obtain for, deliver to, and maintain for the benefit of each of the Beneficiaries, and list the Beneficiaries as loss payee and additional insureds as their interests may appear, until the Borrower's Liabilities are paid in full all policies of insurance as are required by the Debt Instruments.

                  1.6.2 ADJUSTMENT OF LOSS; APPLICATION OF PROCEEDS. Subject to the rights of the First Beneficiary under the First Priority Documents (as hereinafter defined), the Beneficiaries are hereby authorized and empowered, at their option, to adjust or compromise any loss under any insurance policies covering the Property and to collect and receive the proceeds from any such policy or policies in accordance with the terms of the respective Loan Agreements. Grantor hereby irrevocably appoints each Beneficiary as an attorney-in-fact of Grantor for the purposes set forth in the preceding sentence. Notwithstanding the foregoing or anything to the contrary contained herein, the entire amount of such proceeds, awards or compensation shall be applied as provided in the First Priority Documents until the indebtedness secured by the First Deed of Trust has been repaid in full or the lien of the First Deed of Trust has been released by the First Beneficiary.

                  1.6.3 CONDEMNATION AWARDS. Grantor shall promptly give the Beneficiaries notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to the Beneficiaries copies of any and all papers served in connection with such proceedings. Subject to the rights of the First Beneficiary under the First Priority Documents, the Beneficiaries shall be entitled to all compensation, awards, damages, claims, rights of action and proceeds of, or on account of, (i) any damage or taking, pursuant to the power of eminent domain, of the Property or any part thereof,
(ii) damage to the Property by reason of the taking, pursuant to the power of eminent domain, of other property, or (iii) the alteration of the grade of any street or highway on or about the Property, in each case to be applied as provided in the respective Loan Agreements. Subject to the rights of the First

Beneficiary under the First Priority Documents, each of the Beneficiaries is hereby authorized, at its option, to commence, appear in and prosecute in its own or Grantor's name any action or proceeding relating to any such compensation, awards, damages, claims, rights of action and proceeds and to settle or compromise any claim in connection therewith. Grantor hereby irrevocably appoints each Beneficiary as its attorney-in-fact for the purposes set forth in the preceding sentence. In the event that Grantor acquires any real estate to replace all or any portion of the Property which became subject to any such action or proceeding, Grantor shall execute and deliver to the Beneficiaries a deed of trust of such replacement property, which deed of trust shall be in substantially the same form as this Deed of Trust, and Grantor shall deliver to the Beneficiaries a survey and a title insurance policy and such other items in connection with such replacement property as the Beneficiaries may require, all in form and substance satisfactory to the Beneficiaries.

                  1.6.4 OBLIGATION TO REPAIR. If all or any part of the Property shall be damaged or destroyed by fire or other casualty or shall be damaged or taken through the exercise of the power of eminent domain or other cause described in Section 1.6.3, the rights and responsibilities of the Grantor to restore and repair the Property and the disposition and use of the proceeds, award or other compensation related thereto as a result thereof shall be as set forth in the respective Loan Agreements, subject to the rights of the First Beneficiary under the First Priority Documents.

         1.7 BENEFICIARIES MAY PAY; DEFAULT RATE. Upon Grantor's failure to pay any amount required to be paid by Grantor under any provision of this Deed of Trust, the Beneficiaries may (but shall not have the obligation or duty to) pay the same. Grantor shall pay to any Beneficiary which has made such payment on demand the amount so paid by such Beneficiary together with interest at a rate equal to the highest rate payable under such Beneficiary's respective Loan Agreement after the occurrence of an "Event of Default", as such term is defined in such Beneficiary's respective Loan Agreement (the "DEFAULT RATE"), and the amount so paid by such Beneficiary, together with interest at the Default Rate, shall be added to Borrower's Liabilities.

         1.8 CARE OF THE PROPERTY. Grantor shall preserve and maintain the Property in good operating condition, reasonable wear and tear excepted. Except as expressly permitted by the terms of the Debt Instruments, Grantor shall not permit, commit or suffer any waste, impairment or deterioration of the Property or of any part thereof.

         1.9 TRANSFER OR ENCUMBRANCE OF THE PROPERTY. Grantor shall not permit or suffer to occur any sale, assignment, conveyance, transfer, mortgage, lease or encumbrance of the Property, any part thereof, or any interest therein in violation of the Debt Instruments.

         1.10 FURTHER ASSURANCES. At any time and from time to time, upon the request of any Beneficiary, Grantor shall make, execute and deliver, or cause to be made, executed and delivered, to the Beneficiaries, and where appropriate, shall cause to be recorded, registered or filed, and from time to time thereafter to be re-recorded, re-registered and refiled at such time and in such offices and places as shall be deemed desirable by the Beneficiaries, any and all such further mortgages, security agreements, financing statements, instruments of further assurance, certificates and other documents as the Beneficiaries or any of them may consider reasonably necessary in order to effectuate or perfect, or to continue and preserve the obligations under, this Deed of Trust.

         1.11 ASSIGNMENT OF RENTS. The assignment of rents, income and other benefits contained in Section (E) of the Granting Clauses of this Deed of Trust shall be fully operative without any further action on the part of any party hereto, and, specifically, the Beneficiaries shall be entitled, at their option, upon the occurrence of an Event of Default hereunder, and subject to the rights of the First Beneficiary under the First Priority Documents, to all rents, income and other benefits from the Property, whether or not the Beneficiaries take possession of such property. Such assignment and grant shall continue in effect until Borrower's Liabilities are paid in full and all obligations of the Beneficiaries under their respective Debt Instruments have been terminated, the execution of this Deed of Trust constituting and evidencing the irrevocable consent of Grantor to the entry upon and taking possession of the Property by the Beneficiaries pursuant to such grant, whether or not foreclosure proceedings have been instituted. Notwithstanding the foregoing, so long as no Event of Default has occurred, Grantor shall have a revocable license to continue to collect the rents, income and other benefits from the Property as they become due and payable but not more than thirty (30) days prior to the due date thereof.

         1.12 AFTER-ACQUIRED PROPERTY. To the extent permitted by, and subject to, applicable law, the lien of this Deed of Trust shall automatically attach, without further act, to all property hereafter acquired by Grantor located in or on, or attached to, or used or intended to be used in connection with, or with the operation of, the Property or any part thereof.

         1.13 LEASES AFFECTING PROPERTY. Grantor shall comply with and perform in a complete and timely manner all of its obligations as landlord under all leases affecting the Property or any part thereof. The assignment contained in Sections (E) and (F) of the Granting Clauses shall not be deemed to impose upon the Beneficiaries any of the obligations or duties of the landlord or Grantor provided in any lease.

         1.14 MANAGEMENT OF PROPERTY. Grantor shall cause the Property to be managed at all times in accordance with sound business practice.

         1.15 EXECUTION OF LEASES. Grantor shall not permit any leases to be made of the Property, or to be modified, terminated, extended or renewed in violation of the Debt Instruments.

         1.16 EXPENSES. In the event of foreclosure hereof, the Beneficiaries shall be entitled to add to Borrower's Liabilities their reasonable expenses, including, without limitation, reasonable attorneys' fees and disbursements, related thereto.

         1.17 ENVIRONMENTAL CONDITIONS. (a) Except as disclosed to the Beneficiaries by letter dated _______ __, 2002 by Grantor prior to the date hereof, Grantor covenants, warrants and represents that there are no, nor will there, for so long as any of Borrower's Liabilities remain outstanding, be, any Hazardous Materials (as hereinafter defined) generated, released, stored, buried or deposited over, beneath, in or upon the Property except as such Hazardous Materials may be required to be used, stored or transported in connection with the permitted uses of the

Property and then only to the extent permitted by law after obtaining all necessary permits and licenses therefor. For purposes of this Deed of Trust, "HAZARDOUS MATERIALS" shall mean and include any asbestos containing materials, polychlorinated biphenyls ("PCBs"), petroleum products, lead based paint, radioactive materials and any other hazardous, special or toxic materials, wastes and substances which are defined, determined or identified as such in any federal, state or local laws, rules, regulations, ordinances, orders, codes, statutes or guidelines in each case as amended (whether now existing or hereafter enacted or promulgated) including, without limitation, the Recourse Conservation and Recovery Act (42 U.S.C. Sec. 6901 et seq.), Toxic Substances Control Act (15 U.S.C. Sec. 2601), Clean Air Act (42 U.S.C. Sec. 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sec. 9601 et seq.) and any law, statute, rule or ordinance of the State of West Virginia and any other governmental entity with jurisdiction over the Property, or any part thereof, concerning such Hazardous Materials or any judicial or administrative interpretation of such laws, rules, regulations. Such laws, statutes, rules, ordinances and regulations are hereinafter collectively referred to as the "HAZARDOUS MATERIALS LAWS."

                  (b) Grantor shall, and Grantor shall cause all employees, agents, contractors and subcontractors of Grantor and any other persons from time to time present on or occupying the Property to, keep and maintain the Property in compliance with, and not cause or knowingly permit the Property to be in violation of, any applicable Hazardous Materials Laws. Neither Grantor nor any employees, agents, contractors or subcontractors of Grantor or any other persons occupying or present on the Property shall use, generate, manufacture, store or dispose of on, under or about the Property or transport to or from the Property any Hazardous Materials, except as such Hazardous Materials may be required to be used, stored or transported in connection with the permitted uses of the Property and then only to the extent permitted by law after obtaining all necessary permits and licenses therefor.

                  (c) Grantor shall immediately advise Beneficiaries in writing of: (i) any notices received by Grantor (whether such notices are from the Environmental Protection Agency, or any other federal, state or local governmental agency or regional office thereof) of the violation or potential violation occurring on or about the Property of any applicable Hazardous Materials Laws; (ii) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Hazardous Materials Laws; and (iii) all claims made or threatened by any third party against Grantor or the Property relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as "Hazardous Materials Claims"); and (iv) Grantor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that Grantor is required to report to the Environmental Protection Agency or any other federal, state or local governmental agency or regional office thereof. Each Beneficiary shall have the right but not the obligation to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims and Grantor shall pay to such Beneficiary, upon demand, all attorneys' and consultants' fees incurred by such Beneficiary in connection therewith.

                  (d) Grantor shall be solely responsible for, and shall indemnify and hold harmless Beneficiaries, and the directors, officers, employees, agents, successors and assigns of each of them, from and against any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal or presence (whether prior to or during the term of the this Deed of Trust or otherwise and regardless of by whom caused, whether by Grantor or any predecessor in title or any owner of land adjacent to the Property or any other third party, or any employee, agent, contractor or subcontractor of Grantor or any predecessor in title or any such adjacent land owner or any third person) of Hazardous Materials on, under or about the Property; including, without limitation: (i) claims of third parties (including governmental agencies) for damages, penalties, losses, costs, fees, expenses, damages, injunctive or other relief; (ii) response costs, clean-up costs, costs and expenses of removal and restoration, including fees of attorneys and experts, and costs of determining the existence of Hazardous Materials and reporting same to any governmental agency; and (iii) any and all expenses or obligations, including attorneys' fees, incurred at, before or after any trial or appeal therefrom whether or not taxable as costs, including, without limitation, attorneys' fees, witness fees, deposition costs, copying and telephone charges and other expenses. The obligations of Grantor under this subsection shall survive any of the foreclosure of this Deed of Trust, the repayment of Borrower's Liabilities, or other satisfaction of the indebtedness secured by this Deed of Trust, whether by deed in lieu of foreclosure or otherwise.

                  (e) Any loss, damage, cost, expense or liability incurred by a Beneficiary as a result of a breach or misrepresentation by Grantor or for which Grantor is responsible or for which Grantor has indemnified a Beneficiary shall be paid to such Beneficiary on demand, and, failing prompt reimbursement, such amounts shall, together with interest thereon at the Default Rate from the date incurred by such Beneficiary, until paid by Grantor, be added to Borrower's Liabilities, be immediately due and payable and be secured by the lien of this Deed of Trust and the other Debt Instruments.

         1.18 FIRST PRIORITY DOCUMENTS. (a) With respect to that certain Credit Line Deed of Trust dated as of ____________, 2002, executed by Grantor in favor of Mary Clare Eros for the benefit of First Beneficiary with respect to the Property (the "FIRST DEED OF TRUST") as well as the Loan Agreement (as defined in the First Deed of Trust) and other Loan Instruments (as defined in the First Deed of Trust), (together with the First Lien Intercreditor Agreement, collectively, the "FIRST PRIORITY DOCUMENTS"), Grantor covenants and agrees to give Beneficiaries notice of any uncured default following any applicable grace period by any party under the First Priority Documents within ten (10) days of Grantor becoming aware of such default and promptly to deliver to Beneficiaries a copy of each notice of default and all other notices, amendments, communications, plans, specifications and other statements, responses, similar instruments received or delivered by Grantor in connection with the First Priority Documents.

                  (b) With respect to the First Priority Documents, Grantor hereby warrants and represents as follows: (i) the First Priority Documents are in full force and effect on the date hereof; (ii) all payments payable under the First Priority Documents have been paid to the extent that they are payable to the date hereof; (iii) on the date hereof, Grantor is not in default under any of the terms of the First Priority Documents and to the best of Grantor's knowledge, there are no circumstances which, with the passage of time or the giving of notice or both, would constitute a default; and (iv) Grantor has delivered to Beneficiaries, true, accurate and complete copies of the First Priority Documents.

                  (c) Grantor shall obtain and deliver to each Beneficiary, within twenty (20) days after written demand therefor by such Beneficiary but not more than two (2) times in any calendar year, with respect to the First Priority Documents, an estoppel certificate from the First Beneficiary stating
(i) the outstanding amount secured thereunder, (ii) the date to which interest and principal, if any, has been paid, (iii) the maturity date thereof, (iv) that the First Priority Documents have not been modified or amended in any manner except as set forth therein, (v) whether or not First Beneficiary has been notified by Grantor of a default thereunder, and if so, a statement setting forth the nature thereof in reasonable detail, together with a copy of any written notification of such default, and (vi) whether or not First Beneficiary has notified Grantor of a default thereunder, and if so, a statement setting forth the nature thereof in reasonable detail, together with a copy of any written notification of such default. Notwithstanding the foregoing, however, Grantor shall not be in default hereunder if it fails to deliver such estoppel certificate if (A) the First Beneficiary from which an estoppel certificate has been requested is not required, pursuant to the terms of the First Priority Documents or any of the other documents evidencing, relating to or otherwise executed in connection therewith, to deliver such a certificate as long as there has been delivered to Beneficiaries such certificate as the First Beneficiary shall be required to deliver pursuant to the terms of the First Priority Documents or such other documents, and (B) Grantor shall have used its best efforts to do so.


                                   ARTICLE 2

                                    DEFAULTS

         2.1 EVENT OF DEFAULT. The term "Event of Default," wherever used in this Deed of Trust, shall mean any one or more of the following events:

                  (a) The failure by Grantor to keep, perform, or observe any covenant, condition or agreement on the part of Grantor in this Deed of Trust and, unless such failure is an "Event of Default" under Section 2.1(b) or (c) below, such failure is not cured to the Beneficiaries' satisfaction within sixty
(60) days after the sooner to occur of (i) Grantor's receipt of notice of such breach from the Beneficiaries or either one or (ii) the date on which such failure or neglect first becomes known to any officer of Grantor.

                  (b) The occurrence of an "Event of Default" under and as defined in the Notes Indenture or any of the other Notes Instruments.

                  (c) The occurrence of an "Event of Default" under and as defined in the Bond Loan Agreement or any of the other Bond Instruments.

                                   ARTICLE 3

                                    REMEDIES

         3.1 ACCELERATION OF MATURITY; COLLECTION. Subject to the rights of the First Beneficiary under the First Priority Documents to the extent then in effect, if an Event of Default shall have occurred, the Beneficiaries may declare all Borrower's Liabilities to be immediately due and payable, and thereupon collect Borrower's Liabilities by proper action, foreclosure of this Deed of Trust, or any other equitable proceeding.

         3.2 POSSESSION AND OPERATION OF PROPERTY. Subject to the rights of the First Beneficiary under the First Priority Documents to the extent then in effect, if an Event of Default shall have occurred, in addition to all other rights herein conferred, the Beneficiaries may have a receiver appointed or cause Trustee to enter on the Property, either in person or by agent, and take possession and charge of the Property, collect the Rents and have a receiver appointed for such purposes.

         3.3 FORECLOSURE. Subject to the rights of the First Beneficiary under the First Priority Documents to the extent then in effect, after Borrower's Liabilities have been accelerated, Trustee, upon the written request of the Beneficiaries, shall foreclose upon and sell the Property for cash in hand on day of sale to satisfy the Borrower's Liabilities in accordance with applicable provisions of West Virginia law. From the proceeds of such sale, Trustee shall pay, first the costs and expenses of executing this trust including the reasonable legal fees and other reasonable expenses of the Beneficiaries and Trustee, but Trustee shall be entitled to no commission; second, to the Beneficiaries, all sums paid for taxes, insurance, repairs and all other costs and expenses incurred or paid under the provisions of this Deed of Trust, together with interest thereon at the applicable Default Rate, from the date of payment; third, to the Beneficiaries, the full amount due and unpaid on Borrower's Liabilities; and fourth, the balance, if any to Grantor, its successors and assigns, upon delivery of and surrender to the purchasers of possession of the Property, less the expense, if any, of obtaining such possession. If foreclosure proceedings are instituted but not completed, Trustee shall be reimbursed for all reasonable costs and expenses incurred by it in commencing such proceedings. Any sale may be adjourned from time to time by oral proclamation by Trustee. The Beneficiaries and Trustee shall also have all rights, remedies and powers of a secured party under the Uniform Commercial Code of West Virginia, as to personal property, fixtures and other applicable portions of the Property.

         3.4 FORECLOSURE NOTICE. A copy of any notice of foreclosure sale and any other notices hereunder shall be served on Grantor by certified mail, return receipt requested, at the address for notice provided in Section 5.2 herein or at such other address as may be given to the Beneficiaries in writing by Grantor subsequent to the execution and delivery of this Deed of Trust. Any notice of a subordinate lien, any notice of other liens pursuant to W. Va. Code Section 38-1-14 or other notice may be served on the Beneficiaries at their addresses listed on the first page of this Deed of Trust.

         3.5 ACTION OF TRUSTEE. Trustee may act in the execution of this trust, by the agent or attorney. It is not necessary for Trustee to be personally present at any foreclosure sale.

         3.6 SUBSTITUTION OF TRUSTEE. The Beneficiaries may from time to time, for any reason or for no reason, substitute another Trustee, corporation or person, in place of the Trustee herein named. Upon each such appointment, the substituted Trustee shall be vested with all the rights, titles, interests, powers, duties and trusts conferred upon the Trustee herein named. Each appointment and substitution shall be evidenced by an instrument in writing, executed and acknowledged by each Beneficiary, which when recorded in the Clerk's Office, shall be conclusive proof of the proper substitution and appointment and notice to all parties in interest.

         3.7 PERSONAL PROPERTY AND FIXTURES. Subject to the rights of the First Beneficiary under the First Priority Documents to the extent then in effect, if an Event of Default shall have occurred and be continuing, the Beneficiaries shall have all rights and remedies of secured parties under the Uniform Commercial Code of West Virginia, including the right to sell it at public or private sale or otherwise dispose of, lease or use it, without regard to preservation of the Property or its value and without the necessity of a court order.

         3.8 REMEDIES CUMULATIVE. No right, power or remedy conferred upon or reserved to the Beneficiaries by the Loan Agreements, this Deed of Trust or any other Debt Instrument or any instrument evidencing or securing Borrower's Liabilities is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the Loan Agreements or any other Debt Instrument or any instrument evidencing or securing Borrower's Liabilities, or now or hereafter existing at law, in equity or by statute.

         3.9 EXERCISE OF REMEDIES BY BENEFICIARIES. Notwithstanding anything to the contrary contained herein, the ability of a Beneficiary to accelerate the Borrower's Liabilities hereunder and/or exercise any of the remedies provided for in this Article 3, shall be subject to and governed by any limitations or restrictions on such rights as may be set forth in such Beneficiary's respective Loan Agreement.

                                   ARTICLE 4

                            MISCELLANEOUS PROVISIONS

         4.1 HEIRS, SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. Whenever Grantor or any Beneficiary is named or referred to herein, heirs and successors and assigns of such person or entity shall be included, and all covenants and agreements contained in this Deed of Trust shall bind the successors and assigns of Grantor, including any subsequent owner of all or any part of the Property and inure to the benefit of the successors and assigns of the Beneficiaries.

         4.2 NOTICES. Except as specifically set forth herein, all notices, requests, reports, demands or other instruments required or contemplated to be given or furnished under this Deed of Trust to Grantor or the Beneficiaries shall be directed to Grantor or the Beneficiaries, as the case may be, in the manner and at the addresses for notice set forth in the respective Debt Instruments.

         4.3 HEADINGS. The headings of the articles, sections, paragraphs and subdivisions of this Deed of Trust are for convenience only, are not to be considered a part hereof, and shall not limit, expand or otherwise affect any of the terms hereof.

         4.4 INVALID PROVISIONS. In the event that any of the covenants, agreements, terms or provisions contained in this Deed of Trust shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein (or the application of the covenant, agreement, term held to be invalid, illegal or unenforceable, to persons or circumstances other than those in respect of which it is invalid, illegal or unenforceable) shall be in no way affected, prejudiced or disturbed thereby.

         4.5 CHANGES. Neither this Deed of Trust nor any term hereof may be released, changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the release, change, waiver, discharge or termination is sought.

         4.6 GOVERNING LAW. The validity and interpretation of this Deed of Trust shall be governed by and interpreted in accordance with the internal laws of the State of West Virginia, without regard to conflicts of law principles.

         4.7 LIMITATION OF INTEREST. The provisions of the Notes Indenture and Bond Loan Agreement regarding the payment of lawful interest, if any, as they relate to the Notes Debt and Bond Loan, respectively, are hereby incorporated herein by reference.

         4.8 LAST DOLLAR. The lien of this Deed of Trust shall remain in effect until the last dollar of Borrower's Liabilities is paid in full and all obligations of the Beneficiaries under each of the Loan Agreements have been terminated.

         4.9 RELEASE. Upon full payment and satisfaction of Borrower's Liabilities with respect to the Notes Debt or Bond Loan, as the case may be, and the termination of all obligations of the applicable Beneficiary under its respective Loan Agreement, such Beneficiary shall issue to Grantor an appropriate release or satisfaction in recordable form.

         4.10 TIME OF THE ESSENCE. Time is of the essence with respect to this Deed of Trust and all the provisions hereof.

         4.11 DEBT INSTRUMENTS. The Notes Debt and Bond Loan are governed by the terms and provisions set forth in the Notes Indenture and the Bond Loan Agreement, respectively, and in the event of any conflict between the terms of this Deed of Trust on one hand, and the terms of the Notes Indenture or the Bond Loan Agreement, on the other hand, the terms of the Notes Indenture or the Bond Loan Agreement, as applicable, shall control.

         4.12 SUBORDINATION. The Beneficiaries hereby agree to subordinate the lien of this Deed of Trust to (a) the lien described in subparagraph (a) of the definition of "Permitted Liens" as set forth in (i) the Notes Indenture until the full repayment of the Notes Debt and the termination and release of the Notes Beneficiary's interest in this Deed of Trust, and thereafter,

(ii) the Bond Loan Agreement, and (b) the lien described in subparagraph (p) of the definition of "Permitted Liens" (but only to the extent such lien secures refinancing indebtedness secured by a lien referred to in subparagraph (a) of the definition of "Permitted Liens") as set forth in (i) the Notes Indenture until full repayment of the Notes Debt and termination and release of the Notes Beneficiary's interest in this Deed of Trust, and thereafter, (ii) the Bond Loan Agreement.

         IN WITNESS WHEREOF, Grantor has caused this instrument to be executed by its duly authorized officer as of the day and year first above written.

                                         WEIRTON STEEL CORPORATION,
                                         a Delaware corporation

                                         By
                                            -----------------------------------
                                         Name:   Mark E. Kaplan
                                         Title:  Senior Vice President -
                                                 Finance and Administration

                                 ACKNOWLEDGMENT


STATE OF WEST VIRGINIA,
COUNTY OF HANCOCK, TO-WIT:

                  The foregoing instrument was acknowledged before me this _______ day of _________________, 2002, by Mark E. Kaplan, Senior Vice President
- Finance and Administration of WEIRTON STEEL CORPORATION, a Delaware corporation, on behalf of said corporation.

My Commission Expires:
                        ----------------

                                                  ------------------------------
                                                            Notary Public

[NOTARIAL SEAL]




                         THIS INSTRUMENT WAS PREPARED BY
                         AND AFTER RECORDING RETURN TO:


                              --------------------

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